Exhibit 99.1

Elme Communities Provides Update On
Liquidation Activities

Sales of all remaining properties have now been completed

Board approves declaration of $1.74 per share additional liquidating distribution

Delisting from NYSE anticipated to occur in early November 2026

BETHESDA, Md.- September 29, 2026 – Elme Communities (“Elme” or the “Company”) (NYSE: ELME) today provided an update on its ongoing liquidation activities, including the completion of the sales of all of its remaining properties, as well as the declaration of an additional liquidating distribution and updates on the anticipated timing of delisting from the New York Stock Exchange (the “NYSE”), establishment of a liquidating trust for purposes of completing the wind-down process and dissolution of the Company.

Update on Property Sale Activities

As previously disclosed, the Company completed the sale of Riverside Apartments on September 14, 2026 and used a portion of the proceeds from that sale to repay in full all remaining indebtedness, liabilities and other obligations under the Company’s $520 million term loan entered into on November 12, 2025 (the “Term Loan”), which has been terminated.

On September 28, 2026, the Company completed the sale of its final two remaining properties, The Kenmore and 3801 Connecticut Avenue. After satisfaction of prorations and closing costs, the Company received aggregate net proceeds of approximately $103.2 million for these sales. After completing these sales, the Company has now completed the disposition of all of its remaining properties.

Declaration of Additional Liquidating Distribution

Elme also announced today that its Board of Trustees (the “Board”) has approved an additional special liquidating distribution of $1.74 (the “Special Dividend”) per common share of beneficial interest, par value $0.01 per share (“Common Share”). The Special Dividend will be paid on October 22, 2026 to shareholders of record at the close of business on October 9, 2026. This brings the aggregate cash liquidating distributions to $16.41 per Common Share, inclusive of the $14.67 per share paid to shareholders in January 2026. The Special Dividend is being made in accordance with the Company’s voluntary Plan of Sale and Liquidation previously approved by its shareholders.

NYSE Due Bills

Because the payment of the Special Dividend represents more than 25% of the price of a Common Share, the NYSE has advised the Company that the Common Shares will trade with “due bills” representing an assignment of the right to receive the Special Dividend from the record date of October 9, 2026 through the closing of trading on the NYSE on October 22, 2026, which is the payment date and last day of trading before the October 23, 2026 ex-dividend date (this period of time from October 9, 2026 to October 22, 2026 representing the “Dividend Right Period”). Due bills obligate a seller of Common Shares to deliver the Special Dividend payable on such Common Shares to the buyer (the “Dividend Right”).

This means that persons who purchase Common Shares during the Dividend Right Period are entitled to receive the Special Dividend, and persons who sell Common Shares during the Dividend Right Period are not entitled to the Special Dividend. Accordingly, if an investor wishes to receive the Special Dividend, the investor will need to hold their Common Shares through and including the payment date of October 22, 2026. The record date of October 9, 2026 will be used as the date for establishing the due bill tracking of the Dividend Right to the holder of Common Shares.

Due bill obligations are customarily settled between the brokers representing the buyers and the sellers of shares. The Company has no obligation for either the amount of the due bill or the processing of the due bill. Buyers and sellers of the Common Shares should consult their brokers before trading to be sure they understand the effect of NYSE’s due bill procedures.

Anticipated Timing of NYSE Delisting, Establishment of a Liquidating Trust and Company Dissolution

On September 29, 2026, the Company, in accordance with the authority granted by the Board pursuant to the Plan of Sale and Liquidation, provided notice to the NYSE of its intention to voluntarily delist its Common Shares from the NYSE. The Company anticipates filing a Form 25, or Notification of Removal from Listing, with the Securities and Exchange Commission (“SEC”) and the NYSE relating to the delisting of the Common Shares on October 26, 2026. The Company anticipates the last day of trading on the NYSE to be November 5, 2026 and that the Company's share transfer books will be closed as of 4:00 p.m. (Eastern Time) on such date. After payment of the Special Dividend and delisting from the NYSE, the Company will continue the process of winding down as further described below.

In accordance with the Plan of Sale and Liquidation, following delisting from the NYSE as described above, the Company intends to terminate its existence by voluntary dissolution, effective November 6, 2026. Prior to such dissolution, the Company intends to transfer all of its remaining assets and liabilities to a Maryland liquidating trust (the “Liquidating Trust”). The purpose of the Liquidating Trust will be to liquidate the assets of the Liquidating Trust and distribute the residual proceeds of such assets to the holders of the beneficial interests of the Liquidating Trust (the “Beneficial Interests”). All of the Beneficial Interests will be held by the shareholders of the Company, with each shareholder of the Company being deemed automatically to have received and hold a percentage of Beneficial Interests in the Liquidating Trust corresponding to such shareholder’s percentage ownership in the Company as of the close of business on the last day of trading of the Common Shares on the NYSE. Shareholders of the Company will not be required to take any action to receive Beneficial Interests in the Liquidating Trust. Following the transfer of the Company’s assets and liabilities to the Liquidating Trust, subject to certain exceptions related to transfer by will, intestate succession or operation of law, Beneficial Interests in the Liquidating Trust will not be transferable, nor will holders of Beneficial Interests have authority or power to sell or in any other manner dispose of their Beneficial Interests. Beneficial Interests will not trade on the NYSE or any other exchange. Simultaneously, all of the outstanding Common Shares and certificates representing Common Shares will be automatically cancelled and will thereafter no longer be deemed outstanding. The rights of holders of Beneficial Interests in the Liquidating Trust will not be represented by any form of certificate or other instrument. Based on guidance previously provided by the SEC in similar circumstances, assuming the Company terminates its existence as described above, the Company anticipates that the Liquidating Trust will be required to file only annual reports on Form 10-K (using the SEC file number of the Company) containing unaudited financial statements, as well as current reports on Form 8-K (also filed using the SEC file number of the Company).

After giving effect to the Special Dividend, the Company’s remaining assets (which consist primarily of the net cash proceeds from property sales) are expected to be used to complete the wind-down process and satisfy all remaining liabilities, including Company liabilities, costs and expenses to be satisfied prior to dissolution of the Company and other known liabilities, net costs or expenses expected to be satisfied by the Liquidating Trust during the wind-down process, all of which are currently estimated to be approximately $23.3 million. In addition, the Company currently expects that approximately $9.5 million of additional cash reserves will be transferred to the Liquidating Trust to cover liabilities, costs or expenses that exceed estimated amounts, as well as any unknown or additional liabilities, costs or expenses that may arise prior to completion of the wind-down process. Any amounts remaining in the Liquidating Trust after satisfaction of all remaining liabilities (including any additional liabilities, costs and expenses that may arise during the wind-down process) are expected to be distributed to the holders of Beneficial Interests upon completion of the wind-down process and in connection with termination of the Liquidating Trust. The decision regarding the amount to be retained and transferred to the Liquidating Trust involved a number of judgments and assumptions and no assurance can be made as to when, or whether, the Liquidating Trust will be able to make any additional liquidating distribution(s) to holders of Beneficial Interests or the timing of any such distribution(s). The Company expects FTI Consulting, Inc. to be retained to provide services in connection with completing the wind-down process, including the services of a liquidating trustee. The actual amount and timing of payment of any additional liquidating distribution(s) would be made by the trustee of the Liquidating Trust in its sole discretion.

U.S. Federal Income Tax Consequences

Information regarding the expected U.S. federal income tax consequences of the Special Dividend, any additional liquidating distributions, as well as the Plan of Sale and Liquidation of the Company, are summarized in the Company’s definitive proxy statement, filed with the SEC on September 24, 2025, for the special meeting of shareholders held on October 30, 2025, which is available free of charge through the website maintained by the SEC at http://www.sec.gov or Elme’s website at www.elmecommunities.com. However, the tax treatment described may vary depending on each shareholder’s particular situation.

About Elme Communities

Elme Communities is a Maryland real estate investment trust which currently trades on the New York Stock Exchange under the ticker symbol ELME.

Contact:
Investor Relations
202-774-3200

Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: Elme’s timeline for delisting its securities from the NYSE; Elme’s ability to transfer its remaining assets and liabilities to the Liquidating Trust and terminate its existence by voluntary dissolution on the terms and timeline anticipated; changes in the amount and timing of the additional liquidating distributions, including from the Liquidating Trust, as a result of known liabilities or contingent costs or expenses that may be higher than anticipated liabilities, costs or expenses, or unknown, liabilities, costs or expenses that arise in the future which Elme cannot reasonably estimate at this time; the possibility, mechanics and timing of converting to a liquidating trust or other liquidating entity; the ability of the Board to terminate the Plan of Sale and Liquidation; potential difficulties in running the Company with a small number of employees until the transfer of the Company’s remaining assets and liabilities to the Liquidating Trust; the outcome of legal proceedings that may be instituted against Elme, its trustees and others, including those related to the sale of 19 multifamily assets to an affiliate of Cortland Partners, LLC, and other completed sales and the Plan of Sale and Liquidation; risks relating to the market value of the Common Shares; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Plan of Sale and Liquidation; whether or not the sale of one or more of Elme’s properties may be considered a prohibited transaction under the Internal Revenue Code of 1986, as amended; Elme’s ability to maintain its status as a real estate investment trust for U.S. federal income tax purposes; the occurrence of any event, change or other circumstances that could give rise to the termination of the Plan of Sale and Liquidation; general economic and market developments and conditions; and volatility and uncertainty in the financial markets.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect Elme’s businesses in the “Risk Factors” section of Elme’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Elme from time to time with the SEC. Copies of the documents filed by Elme with the SEC are available free of charge through the website maintained by the SEC at http://www.sec.gov, and are also available, free of charge, on Elme’s website at www.elmecommunities.com. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. While forward-looking statements reflect Elme’s good faith beliefs, they are not guarantees of future performance. Elme undertakes no obligation to update its forward-looking statements or risk factors to reflect new information, future events, or otherwise.